EXHIBIT 99.2

Laser Photonics Announces Pricing of Initial Public Offering

Orlando, FL Sept. 29, 2022 – Laser Photonics Corporation. (NasdaqCM: LASE) (“Laser” or the “Company”), a leading global industrial developer of high-tech laser systems for laser cleaning, and other materials applications, today announced the pricing of its underwritten initial public offering of 3,000,000 shares of common stock at a public offering price of $5.00 per share for gross proceeds of $15,000,000, before underwriting discounts and commissions. In addition, the Company has granted the underwriters a 45-day option to purchase up to 450,000 additional shares of common stock at the offering price, less the underwriting discount.

The shares are expected to begin trading on The Nasdaq Capital Market on September 30, 2022, under the ticker symbol “LASE.” The offering is expected to close on October 4, 2022, subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds of this offering primarily for general corporate purposes, including working capital, operating expenses and capital expenditures.

Advisor Details

Alexander Capital, LP is acting as sole book-running manager for the offering. Culhane Meadows PLLC and Lucosky Brookman LLP served as co-counsel to Laser Photonics. Cozen O’Connor, P.C. served as counsel to the underwriters.

The securities described above are being offered by Laser Photonics pursuant to a registration statement on Form S-1 (File No. 333-261129) that was declared effective by the U.S. Securities and Exchange Commission on September 29, 2022. The offering is being made only by means of a prospectus forming a part of the effective registration statement. A copy of the final prospectus related to the offering, when available, may be obtained from Alexander Capital, LP, 17 State Street 5th Floor, New York, NY 10004, Attention: Equity Capital Markets, or by calling (212) 687-5650 or emailing info@alexandercapitallp.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state or jurisdiction. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act of 1933, as amended.

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About Laser Photonics Corporation

Laser Photonics is a vertically-integrated manufacturer and R&D Center of Excellence for industrial laser technologies and systems. LPC seeks to disrupt the $46 billion, centuries old, sand and abrasives blasting markets, focusing on surface cleaning, rust removal, corrosion control, de-painting and other laser-based industrial applications. LPC’s new generation of leading-edge laser blasting technologies and equipment also addresses the numerous health, safety, environmental, and regulatory issues associated with the old methods. As a result, LPC has quickly gained a reputation as an industry leader for industrial laser systems with a brand that stands for quality, technology and product innovation. Currently, world-renowned and Fortune 1000 manufacturers in the aerospace, automotive, defense, energy, industrial, maritime, space exploration and shipbuilding industries are using LPC’s “unique-to-industry” systems. For more information, visit www.laserphotonics.com.

Forward-Looking Statements

This press release may include “forward-looking statements.” To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “should”, “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” and elsewhere in documents that we file from time to time with the Securities Exchange Commission. Forward-looking statements speak only as of the date of the document in which they are contained, and Laser Photonics Corporation does not undertake any duty to update any forward-looking statements except as may be required by law.

Laser Photonics Investor Relations Contact:

Brian Siegel, IRC®, M.B.A.

Senior Managing Director

Hayden IR

(346) 396-8696

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